EXHIBIT 10.13(b)

                   CATERPILLAR FINANCIAL SERVICES CORPORATION

                                                                   FINANCE LEASE

                                     Date as of     8/23/02
                                               ---------------------------------

LESSEE:  FLORIDA CANYON MINING, INC.        LESSOR: CATERPILLAR
                                            FINANCIAL SERVICES
                                            CORPORATION

ADDRESS:  P.O.  Box  330                    ADDRESS:  2120 West End Avenue
          Imlay, NV  89418                            Nashville,  TN  37203

Lessor, in reliance in Lessee's selection of this equipment described below as ("Unit" or "Units") agrees to acquire and lease the Units to Lessee, and Lessee agrees to lease the Units then Lessor, subject to the terms and conditions below and on the reverse side:

Description of Unit(s)                   Serial #   Monthly Rent   Final Payment
------------------------                ---------   -----------    -------------
(1) New  992G Caterpillar Wheel Loader   ADZ00453    $36,241.75           $1.00




Rent to be paid in advance (starts on Delivery Date) and every month thereafter.

Lease  Terms: 48 months                    Utilization Date:  September 28, 2002

The [____] Mandatory Final Payment (Section 13) (_X_) Optional Final Payment (Section 14) is applicable to this Lease (check one).
Location  of  Units:    I-80  EXIT  138
                        IMLAY, NV  89418  PERSHING
ADDITIONAL  PROVISIONS:                    RIDERS:


                              TERMS AND CONDITIONS

1. LEASE TERM: The lease term for each Unit shall start on its Delivery Date (the date) (a) Lessor executes this Lease, (b) Lessor takes title to the Unit, or (c) Lessee or its agent takes control of physical possession of the Unit, whichever is latest, provided the Delivery Date is on or before the utilization date stated above, and shall continue for the number of months stated above. If the Delivery Date is not on or before the utilization date, Lessee shall, at the option of Lessor, assume Lessor's obligation to purchase and pay for the Unit. Lessee shall execute and send Lessor's delivery supplement to Lessor promptly after delivery of a Unit.

2. RENT: Lessee shall pay to Lessor, at P.O. Box 100647, Pasadena, CA 91189-0647 or such other location Lessor designates in writing, rent for each Unit as stated above starting (a) on its Delivery Date if the rent is to be paid in advance, or (b) one month (or other period as stated above) after its Delivery Date if the rent is to be paid in arrears. An amount equal to the first rent payment for each Unit must accompany this document when it is submitted to Lessor. If Lessor executes this document, the amount shall be the first made payment. If Lessor does not execute this document, the amount shall be returned to Lessee. If Lessor does not receive a rent payment on the date it is due, Lessee shall pay to Lessor, on demand, a late payment charge equal to five percent (5%) of the rent payment not paid when due or the highest charges allowed by law, whichever is less.

3. NO ABATEMENT: Lessee shall not be entitled to abatement or reduction of rent or setoff against rent for any reason whatsoever. Except as otherwise provided, this Lease shall not terminate because of, nor shall the obligations of Lessor or Lessee be affected by damage to, any defect in, destruction of, or loss of possession or use of a Unit; the attachment of any lien, security interest or other claim to a Unit, any interference with Lessee's use of Unit, Lessee's insolvency or the commencement of any bankruptcy or similar proceeding by or against Lessee, or any other cause whatsoever.

4. DISCLAIMER OF WARRANTIES: Lessee acknowledges and agrees that Lessor is not the manufacturer of the Unit(s) and that Lessee has selected each Unit based on Lessee's own judgment without any reliance whatsoever on any statements or representations made by Lessor. AS BETWEEN LESSOR AND LESSEE, THE UNIT(S) ARE PROVIDED "AS IS" WITHOUT ANY WARRANTIES OF ANY KIND. LESSOR HEREBY EXPRESSLY DISCLAIMS a) ALL WARRANTIES OF MERCHANTABILITY, b) ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, AND c)ALL WARRANTIES AGAINST INFRINGEMENT OR THE LIKE. Lessor assigns to Lessee its interest in any of the manufacturer's warranties on the Unit(s).

5. POSSESSION, USE AND MAINTENANCE: Lessee shall not (a) use, operate, maintain or store a Unit improperly, carelessly, unsafely or in violation of any applicable law or regulation or for any purpose other than in the conduct of Lessee's business; (b) abandon a Unit; (c) sublease a Unit, permit the use of a Unit by anyone other than Lessee, change the use of Unit from that specified in the Application Survey/Usage Rider attached hereto, or change the location of a Unit from that specified above, without the prior written consent of Lessor; or
(d) create or allow to exist any lien, claim, security interest or encumbrance on any of its rights hereunder or a Unit. A Unit is and shall remain personal property regardless of its use or manner of attachment to realty. Lessor and its agent shall have the right (but not the obligation) to inspect a Unit and maintenance records relating to it and observe its use. Lessee, at its expense, shall maintain each Unit in good operating order, repair and condition and shall perform maintenance at least as frequently as stated in any applicable operator's guide, service manual, or lubrication and maintenance guide. Lessee shall not alter any Unit or affix any accessory or equipment to it if doing so will impair its originally intended function or use or reduce its value. Any alteration or addition to a Unit shall be the responsibility of and at the sole risk of Lessee. All parts, accessories and equipment affixed to a Unit shall be subject to the security interest of Lessor.

6. TAXES: Lessee shall promptly pay or reimburse Lessor for all fees, charges and taxes of any nature, including, without limitation, personal property taxes, together with any penalties, fines or additions to tax and interest thereon (collectively. "Taxes") levied on or assessed against Lessor in connection with the ownership, leasing, rental, sale, possession, purchase, or use of a Unit; excluding however, all charges or taxes on or measured by Lessor's net income or charges or taxes levied on or assessed against Lessor in connection with a Unit after the Unit is returned to Lessor in accordance with the terms of this Lease. If the reimbursement to Lessor of Taxes constitutes income for federal, state or local tax purposes and if the Lessor is not entitled to a deduction for the full amount of the reimbursement, the Lessee shall pay the Lessor an additional amount such that the net amount received by Lessor after payment of all related Taxes equals the amount which Lessor would have received if no such Taxes were payable. Lessee shall prepare and timely file, in a manner satisfactory to Lessor, any reports or returns which may be required with respect to a Unit, including, without limitation, personal property tax returns. For purposes of this section, in computing Lessor's Taxes attributable to a reimbursement, it shall be assumed that the Lessor is in the highest marginal tax rate applicable to corporations at the time the reimbursement is made, and that the term "Lessor" shall include any affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, of which Lessor is a member for any year in which a consolidated combined income tax return is filed for the affiliated group.

7. LOSS OR DAMAGE: Lessee shall bear the risk, of any Casualty Occurrence (the Unit is worn out, lost, stolen, destroyed, taken by government action or, in Lessors opinion, irreparably damaged) or other damage from the time it is purchased by Lessor until it is returned to Lessor. Lessee shall give Lessor prompt notice of a Casualty Occurrence or other damage. If, in Lessor's opinion the damage is not a Casualty Occurrence, Lessee shall, on its expense, promptly restore the Unit to the condition required by Section 5. If a Casualty Occurrence, Lessee shall pay to Lessor on the first rent payment due following the Casualty Occurrence (thirty (30) days after the Casualty Occurrence if there is no rent payment date remaining) the lessee of (a) the sum of (i) all amounts then due under this Lease with respect to the Unit, (ii) the present value of all unpaid rent for the Unit, and (iii) the present value of the Purchase Price of the Unit as stated on the front hereof; of (b) the maximum amount permitted by law. Present values will be determined by discounting at the implicit interest rate of this Lease. Upon making this payment, the lease term with respect to the Unit shall terminate and Lessee shall be entitled to possession of the Unit and to any recovery in respect to it (subject to the rights of any insurer).

8. WAIVER AND INDEMNITY: LESSEE HEREBY AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS LESSOR, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ASSIGNS FROM AND AGAINST ANY CLAIMS OF LESSEE OR THIRD PARTIES INCLUDING CLAIMS BASED UPON BREACH OF CONTRACT, BREACH OF WARRANTY, PERSONAL INJURY, PROPERTY DAMAGE, STRICK LIABILITY OR NEGLIGENCE FOR ANY LOSS, DAMAGE OR INJURY CAUSED BY OR RELATING TO THE DESIGN, MANUFACTURE, SELECTION, DELIVERY, CONDITION, OPERATION, USE, OWNERSHIP, MAINTENANCE OR REPAIR OF ANY UNIT. FURTHER, LESSEE AGREES TO BE RESPONSIBLE FOR ALL COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEY'S FEES INCURRRED BY LESSOR OR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ASSIGNS IN DEFENDING SUCH CLAIMS OR IN ENFORCING THIS PROVISION. UNDER NO CONDITION OR

CAUSE OF ACTION SHALL LESSOR BE LIABLE FOR ANY LOSS OF ACTUAL OR ANTICIPATED BUSINESS OR PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

9. INSURANCE: Lessee at its expense, shall have each Unit insured for the benefit of Lessor against all risks for not less than the amount described in
Section 7 and shall maintain comprehensive public liability insurance (including product and broad form contractual liability) covering the Unit for not less than $1,000,000 combined coverage for bodily injury and property damage. All insurance shall be in a form and with companies as Lessor shall approve, shall specify Lessor and Lessee as name insured, shall be primary, without the right of contribution from any other insurance carried by Lessor, and shall provide that the insurance may not be canceled or altered so as to affect the interest of Lessor without at least to (10) days' prior written notice to Lessor. All insurance covering loss or damage to a Unit shall name Lessor as loss payee. Lessee shall not make adjustments with insurers except with Lessor's prior written consent and hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to receive payment of and to endorse all checks, drafts and other documents and to take any other actions necessary to pursue insurance
claims and recover payments if Lessee fails to do so.   Lessee shall promptly
notify Lessor of any occurrence which may become the basis of a claim and shall provide Lessor with all requested pertinent data. Lessee shall promptly deliver to Lessor evidence of such insurance coverage.

10. EVENTS OF DEFAULT: Each of the following constitutes an event of default ("Event of Default"); (a) Lessee fails to make any payment when due; (b) any representation of warranty to Lessor which is incorrect or misleading; (c) Lessee fails to observe or perform any covenant, agreement or warranty made by Lessee and the failure continues for ten (10) days after written notice to Lessee; (d) any default occurs under any other agreement between Lessee and Lessor or any affiliate of Lessor; (e) Lessee or any guarantor of this Lease ceases to do business, becomes insolvent, makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; (f) filing of any involuntary petition under any bankruptcy statute against Lessee or any guarantor of this Lease, or appointment of a receiver, trustee, custodian or similar official to take possession of the properties of Lessee or any guarantor of this Lease, unless the petition or appointment ceases to be in effect within thirty (30) days after filing or appointment; and (g) breach or repudiation of a guaranty obtained by Lessor in connection with this Lease.

11. REMEDIES: If an event of Default occurs, Lessor may (a) proceed by court action to enforce performance by Lessee of the covenants of this Lease or to recover damages for their breach or (b) by notice in writing to Lessee terminate this Lease, in which event Lessee shall remain liable as provided herein and Lessor may do any one or more of the following: (i) declare the balance due (or the maximum amount permitted by law if recovery of the entire balance due is prohibited) with respect to each Unit immediately due and payable and recover any additional damages and expenses sustained by Lessor due to breach of any covenant, representations or warranty in this Lease other than for the payment of rent; (ii) enforce the security interest granted herein; (iii) require Lessee to return each Unit and additional security pursuant to Section 12; and (iv) enter the premises where any Unit or additional security may be and take possession of it without notice, liability or legal process. Lessee agrees to pay all charges, costs, expenses and reasonable attorney's fees incurred by Lessor in enforcing this Lease. Lessor has all rights given to a secured party by law. Lessor may undertake commercially reasonable efforts to sell or release a Unit and additional security, and the proceeds of any sale or re-lease shall be applied in the following order: (i) to reimburse Lessor for all expenses of retaking, holding, preparing for sale or re-lease and selling or re-leasing the Unit and additional security, including any taxes, charges, costs, expenses and reasonable attorney's fees incurred by Lessor; (ii) to pay Lessor all amounts which under the terms of this Lease are due or have accrued as of the date of Lessor's receipt of the proceeds; and (iii) to pay Lessor the balance due (or the maximum amount permitted by law if recovery of the entire balance due is prohibited) with respect to the Unit and additional security. Any surplus shall be paid to the person entitled to it. Lessee shall promptly pay any deficiency to Lessor. Lessee acknowledges that sales for cash or credit to a wholesaler, retailer or user of a Unit or additional security are all commercially reasonable. The remedies provided to Lessor shall be cumulative and shall be in addition to all other remedies existing at law or in equity. If Lessee fails to perform any of its obligations under this Lease, Lessor may perform the obligations, and the expenses incurred by Lessor as a result shall be payable by Lessee upon demand.

12. RETURN OF UNIT: If Lessor shall rightfully demand possession of a Unit, Lessee, at its expense, shall promptly deliver possession of the Unit to Lessor, properly protected and in the condition required by Section 5, at the option of Lessor, (a) to the premises of the nearest Caterpillar dealer selling equipment of the same type as the Unit, or (b) on board a carrier named by Lessor and shipping it, freight collect, to the destination designated by Lessor. If the Unit is not in the condition required by Section 5, Lessee shall bay to Lessor, on demand, all costs and expenses incurred by Lessor to bring the Unit into the required condition.

13. MANDATORY AND FINAL PAYMENT: If the Mandatory Final Payment box is checked, at the end of lease term with respect to a Unit, provided this Lease has not been terminated with respect to it, Lessee shall pay the Final Payment stated on the front hereof. Upon receipt of the Final Payment, and all other amounts due under this Lease, plus an amount equal to any taxes due in connection with the transfer of the Unit or the delivery of the bill of sale, Lessor shall deliver to Lessee, upon request, a bill of sale without warranties except that the Unit is free of all encumbrances of any person claiming through Lessor. Lessee shall purchase the Unit "AS IS, WHERE IS, WITH ALL FAULTS."

14. OPTIONAL FINAL PAYMENT: If the Optional Final Payment box is checked and if no Event of Default shall have occurred and be continuing, Lessee may, by notice delivered to Lessor not less than sixty (60) days prior to the end of the lease term with respect to a Unit, elect to pay the Final Payment stated on the front. Payment of the Final Payment shall be due at the end of the lease term. Upon payment of the Final Payment and all other amounts due under this Lease, plus an amount equal to any taxes due in connection with the transfer of the Unit or the delivery of the bill of sale, Lessor shall deliver to Lessee, upon request a bill of sale without warranties except that the Unit is free of all encumbrances of any person claiming through Lessor. Lessee shall purchase the Unit "AS IS, WHERE IS, WITH ALL FAULTS". If Lessee does not elect to pay the Final Payment, Lessee, upon expiration of the lease term, shall return the Unit to Lessor as provided in Section 12 and furnish Lessor with documentation, as

Lessor may reasonably request, conveying to Lessor all of the Lessee's right, title and interest in the Unit, free and clear of all liens, claims, security interests and encumbrances other than those of Lessor.

15. SECURITY INTEREST: LESSEE REPRESENTATIONS: Unless applicable law provides otherwise, title to a Unit shall remain in Lessor as security for the obligations of Lessee hereunder until Lessee has fulfilled all of its obligations. Lessee hereby grants to Lessor a continuing security interest in the Unit, including all attachments, accessories and optional features therefor (whether or not installed thereon) and all substitutions, replacements, additions, and accessions thereto, and proceeds of all of the foregoing, including, but not limited to, proceeds in the form of chattel paper to secure the payment of all sums due hereunder. Lessee will, at its expense, do any act and execute, acknowledge, deliver, file, register and record any documents which Lessor deems desirable in its discretion to protect Lessor's security interest in the Unit and Lessor's rights and benefits under this Lease. Lessee hereby irrevocably appoints Lessor as Lessee's Attorney-in-Fact for the signing and filing of such documents and authorizes Lessor to delegate these limited powers. Lessee represents and warrants to Lessor that (a) Lessee has the power to make, deliver and perform under this Lease, (b) the person executing and delivering this Lease is authorized to do so on behalf of Lessee, and (c) this Lease constitutes a valid obligation of Lessee, legally binding upon it and enforceable in accordance with its terms. Lessee shall, during the lease term, display in a prominent place on the Unit labels supplied by Lessor stating that the Unit is leased from Lessor. Lessee further represents and warrants to Lessor that Lessee is and shall remain a Corporation registered in the state of NV ("Business Location"); and Lessee will not change its form of business organization or Business Location without prior written notice to Lessor.

16. ASSIGNEMNT COUNTERPARTS: The rights of Lessor under this Lease and title to the Unit may be assigned by Lessor at any time. If notified by Lessor, Lessee shall make all payments due under this Lease to the party designated in the notice, without offset or deduction. No assignment of this Lease or any right or obligation under it may be made by Lessee without the prior written consent of Lessor. This Lease shall be binding upon and benefit Lessor and Lessee and their respective successors and assigns. If this Lease is assigned by Lessor to a partnership or trust, the term "Lessor" shall thenceforth mean and include the partnership or trust and shall also include, for purposes of Sections 4, 5, 6, 7, 8 and 9, each partner in or beneficiary of the partnership or trust. Although multiple counterparts of this document may be signed, only the counterpart accepted, acknowledged and certified by Caterpillar Financial Services Corporation on the signature page thereof as the original will constitute original chattel paper.

17. EFFECT OF WAIVER; ENTIRE AGREEMENT; MODIFICATION OF LEASE; NOTICES: A delay or omission by Lessor to exercise any right or remedy shall not impair any right or remedy and shall not be construed as a waiver of any breach or default. Any waiver or consent by Lessor must be in writing. This Lease completely states the rights of Lessor and Lessee and supersedes all prior agreements with respect to the Unit. No variations or modification of this Lease shall be valid unless in writing. All notices shall be in writing, addressed to the other party at the address stated on the front or at such other address as may hereafter be furnished in writing.

18. APPLICABLE LAW, JURISDICTION AND JURY TRIAL WAIVER PROVISIONS: This Agreement shall be governed by and construed under the laws of the Sate of Tennessee without giving effect to the conflict-of-laws principles thereof, and Lessee hereby consents to the jurisdiction of any state or federal court located within the State of Tennessee. THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OBLIGATIONS OR THE COLLATERAL.

19. SEVERABILITY, SURVIVAL OF COVENANTS: If any provision of this Lease shall be invalid under any law, it shall be deemed omitted but the remaining provisions hereof shall be given effect. All obligations of Lessee under this Lease shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.


Lessee:  FLORIDA CANYON MINING, INC.     Lessor: CATERPILLAR
                                                 FINANCIAL SERVICES
                                                 CORPORATION

By /s/  RL Chapman                              By  /s/ Bill Schowaiter
  ------------------------------------             -----------------------------

Name (Print)  RL Chapman                        Name (Print)  Bill Schowaiter
            --------------------------                      --------------------

Title      Vice President                       Title  Documentation Manager
     ---------------------------------               ---------------------------

Date  8/12/02                                   Date  8/23/02
    ----------------------------------              ----------------------------

                              AMORTIZATION SCHEDULE
                                (Multiple Assets)

              Quote Number . . . . . . . . . . . . . . . . 131-081
              365 day calculations . . . . . . . . . . . . 360/360

           Customer . . . . . . . . . .FLORIDA CANYON MINING, INC.
              Model . . . . . . . . . . . . . . .992G Wheel Loader

     NUMBER OF
      PAYMENTS     STARTING                                        INTEREST                   ENDING
DATE      MADE     BALANCE    LOAN        PAYMENTS     OPTION      3.61500%    PRINCIPAL     BALANCE
MAY-30-02   1          0.00  1,627,780.09  36,241.75    0.00           0.00   36,241.75  1,586,048.34
JUN-30-02   2  1,586,048.34          0.00  36,241.75    0.00       4,777.97   31,463.78  1,554.584.56
JUL-30-02   3  1,554,584.56          0.00  36,241.75    0.00       4,683.19   31,558.56  1,523,025.99
AUG-30-02   4  1,523,025.99          0.00  36,241.75    0.00       4,588.12   31,653.63  1,491,372.36
SEP-30-02   5  1,491,372.36          0.00  36,241.75    0.00       4,492.76   31,748.99  1,459,623.37
OCT-30-02   6  1,359,623.37          0.00  36,241.75    0.00       4,397.12   31,844.63  1,427,778.73
NOV-30-02   7  1,427,778.73          0.00  36,241.75    0.00       4,301.18   31,940.57  1,395,838.17
DEC-30-02   8  1,395,838.17          0.00  36,241.75    0.00       4,204.96   32,036.79  1,363,801.38

                             ------------ ----------    ----      ---------  ----------
                             1,622,290.09 289,934.00    0.00      31,445.30  258,488.70

JAN-30-03   9  1,363,801.38          0.00  36,241.75    0.00       4,108.45   32,133.30  1,331,668.08
FEB-30-03  10  1,331,668.08          0.00  36,241.75    0.00       4,011.65   32,230.10  1,299,437.98
MAR-30-03  11  1,299,437.98          0.00  36,241.75    0.00       3,914.56   32,327.19  1,267,110.78
APR-30-03  12  1,267,110.78          0.00  36,241.75    0.00       3,817.17   32,424.58  1,234,686.20
MAY-30-03  13  1,234,686.20          0.00  36,241.75    0.00       3,719.49   32,522.26  1,202,163.95
JUN-30-03  14  1,202,163.95          0.00  36,241.75    0.00       3,621.52   32,620.23  1,169,543.71
JUL-30-03  15  1,169,543.71          0.00  36,241.75    0.00       3,523.25   32,718.50  1,136,825.21
AUG-30-03  16  1,136,825.21          0.00  36,241.75    0.00       3,424.69   32,817.06  1,104,008.15
SEP-30-03  17  1,104,008.15          0.00  36,241.75    0.00       3,325.82   32,915.93  1,071,092.22
OCT-30-03  18  1,071,092.22          0.00  36,241.75    0.00       3,226.67   33,015.08  1,038,077.14
NOV-30-03  19  1,038.077.14          0.00  36,241.75    0.00       3,127.21   33,114.54  1,004,962.59
DEC-30-03  20  1,004,962.59          0.00  36,241.75    0.00       3,027.45   33,214.30    971,748.29

                             ------------ ----------    ----      ---------  ----------
                                     0.00 434,901.00    0.00      42,847.93  392,053.07

JAN-30-04  21    971,748.29          0.00  36,241.75    0.00       2,927.39   33,314.36    938,433.93
FEB-30-04  22    938,433.93          0.00  36,241.75    0.00       2,827.03   33,414.72    905,019.22
MAR-30-04  23    905,019.22          0.00  36,241.75    0.00       2,726.37   33,515.38    871,503.84
APR-30-04  24    871,503.84          0.00  36,241.75    0.00       2,625.41   33,616.34    837,887.49
MAY-30-04  25    837,887.49          0.00  36,241.75    0.00       2,524.14   33,717.61    804,169.88
JUN-30-04  26    804,169.88          0.00  36,241.75    0.00       2,422.56   33,819.19    770,350.69
JUL-30-04  27    770,350.69          0.00  36,241.75    0.00       2,320.68   33,921.07    736,429.62
AUG-30-04  28    736,429.62          0.00  36,241.75    0.00       2,218.49   34,023.26    702,406.36
SEP-30-04  29    702,406.36          0.00  36,241.75    0.00       2,116.00   34,125.75    668,280.61
OCT-30-04  30    668,280.61          0.00  36,241.75    0.00       2,013.20   34,228.55    634,052.06
NOV-30-04  31    634,052.06          0.00  36,241.75    0.00       1,910.08   34,331.67    599,720.39
DEC-30-04  32    599,720.39          0.00  36,241.75    0.00       1,806.66   34,435.69    565,285.30

                             ------------ ----------    ----      ---------  ----------
                                     0.00 434,901.00    0.00      28,438.01  406,462.99

JAN-30-05  33    565,285.30          0.00  36,241.75    0.00       1,702.92   34,538.83    530,746.47
FEB-30-05  34    530,746.47          0.00  36,241.75    0.00       1,598.87   34,642.88    496,103.59
MAR-30-05  35    496,103.59          0.00  36,241.75    0.00       1,494.51   34,747.24    461,356.35
APR-30-05  36    461,356.35          0.00  36,241.75    0.00       1,389.84   34,851.91    426,504.44
MAY-30-05  37    426,504.44          0.00  36,241.75    0.00       1,284.84   34,956.91    391,547.53
JUN-30-05  38    391,547.53          0.00  36,241.75    0.00       1,179.54   35,062.21    356,485.32
JUL-30-05  39    356,485.32          0.00  36,241.75    0.00       1,073.91   35,167.84    321,317.48
AUG-30-05  40    321,317.48          0.00  36,241.75    0.00         967.97   35,273.78    286,043.70
SEP-30-05  41    286,043.70          0.00  36,241.75    0.00         861.71   35,380.04    250,663.66
OCT-30-05  42    250,663.66          0.00  36,241.75    0.00         755.12   35,486.63    215,177.03
NOV-30-05  43    215,177.03          0.00  36,241.75    0.00         648.22   35,593.53    179,583.50
DEC-30-05  44    179,583.50          0.00  36,241.75    0.00         541.00   35,700.75    143,882.75

                             ------------ ----------    ----      ---------  ----------
                                     0.00 434,901.00    0.00      13,498.45  421,402.55

                              AMORTIZATION SCHEDULE
                                (Multiple Assets)

                Quote Number . . . . . . . . . . . . . . . . 131-080
                365 day calculations . . . . . . . . . . . . 360/360

                Customer . . . . . . . . . . FLORIDA CANYON MINING, INC.
                Model . . . . . . . . . . . . . . .992G Wheel Loader

           NUMBER OF
           PAYMENTS     STARTING                                           INTEREST                    ENDING
DATE       MADE         BALANCE         LOAN        PAYMENTS   OPTION      3.61500%     PRINCIPAL      BALANCE
Jan-30-06    45         143,882.75         0.00    36,241.75    0.00         433.45     35,808.30   108,074.44
Feb-30-06    46         108,074.44         0.00    36,241.75    0.00         325.57     35,916.18    72,158.27
Mar-30-06    47          72,158.27         0.00    36,241.75    0.00         217.38     36,024.37    36,133.89
April-30-06  48          36,133.80         0.00    36,241.75    0.00         108.85     36,132.90         1.00
May-30-06    49               1.00         0.00         0.00    1.00          -0.03          1.03        0.00

                                   ------------ ------------   -----     ----------  ------------
                                           0.00   144,967.00    1.00       1,085.22    143,882.78

                                   1,622,290.09 1,739,604.00    1.00     117,314.91  1,622,290.09
                                   ------------ ------------   -----     ----------  ------------


Ending balance not equal to early buy out amount.

                               GUARANTY OF PAYMENT

     THIS GUARANTY ("Guaranty") is made and entered into as of ______________ by and between each of the undersigned parties (hereinafter, referred to in their individual capacity and collectively as "Guarantor"), in favor of Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, Tennessee 37203-0001 (hereinafter referred to as "Caterpillar Financial"), guaranteeing the indebtedness (as hereinafter defined) of FLORIDA CANYON MINING, INC. (hereinafter referred to as "Obligor").

WITNESSETH:

FOR VALUE RECEIVED, and/or as an inducement to Caterpillar Financial to now or hereafter enter into, purchase or otherwise acquire the agreements, accounts and/or other obligations evidencing and/or securing Obligor's Indebtedness and in consideration of and for credit and financial accommodations now or hereafter extended to or for the account of the Obligor (which includes Caterpillar Financial's consent to an assignment and/or assumption of the indebtedness), which is in the best interest of Guarantor and which would not have been extended but for this Guarantor and which would not have been extended but for this Guaranty, the Guarantor agrees as follows:

SECTION  1.  GUARANTY  OF  OBLIGOR'S INDEBTEDNESS.  Guarantor hereby absolutely,
-------------------------------------------------
irrevocably  and  unconditionally  agrees to, and by these presents does hereby:
(a) guarantee the prompt and punctual payment, performance and satisfaction of all present and future indebtedness and obligations of Obligor to Caterpillar Financial which Obligor now owes Caterpillar Financial or which Obligor shall at any time or from time to time hereafter owe Caterpillar Financial when the same shall become due in connection with or arising out of that certain Finance Lease by and between Obligor and Caterpillar Financial dated ______________, including any and all existing and future additional schedules, amendments and/or related agreements thereto (the "Contract"), whether direct or contingent, due or to become due, joint or several, primary of secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, or by open account or otherwise, and whether representing rentals, principal, interest and/or late charges or other charges of an original balance, an accelerated balance, a balance reduced by part payment or a deficiency after sale of collateral or otherwise and (b) undertake and guarantee to pay on demand and indemnify Caterpillar Financial against all liabilities, losses, costs, attorney's fees, and expenses which may be suffered by Caterpillar Financial by reason of Obligor's default or default of the Guarantor (with all of Obligor's indebtedness and/or obligations as stated above (including all costs, fees and expenses) being hereinafter individually and collectively referred to under this Guaranty as Obligor's "indebtedness", which indebtedness shall be conclusively presumed to have been created in reliance upon this Guaranty).

SECTION  2.  JOINT,  SEVERAL  AND  SOLIDARY LIABILITY.  Guarantor further agrees
-----------------------------------------------------
that its obligations and liabilities for the prompt and punctual payment, performance and satisfaction of Obligor's indebtedness are independent of any agreement or transaction with any third parties and shall be on a "joint and several" and "solidary" basis along with Obligor to the same degree and extent as if Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of Obligor's indebtedness. In the event that there is more than one guarantor under this Guaranty, or in the event that there are other guarantors, endorsers, sureties or any other party who may at any time become liable for all or any portion of Obligor's indebtedness (each, an "Other Obligor"), the provisions hereof shall be read with all grammatical changes thereby rendered necessary and each reference to the Guarantor shall include each and every one of those parties liable for all or any portion of Obligor's indebtedness and each Guarantor's obligation and liabilities hereunder shall be on a "joint and several" and "solidary" basis along with such Other Obligors.

SECTION  3.  DURATION;  CANCELLATION OF GUARANTY.  This Guaranty and Guarantor's
------------------------------------------------
obligations and liabilities hereunder shall remain in full force and effect until such time as Obligor's indebtedness shall be fully and finally paid, performed and/or satisfied, until such time as this Guaranty may be cancelled by Caterpillar Financial under a written cancellation instrument in favor of Guarantor or otherwise as stated herein.

SECTION 4.  DEFAULT BY OBLIGOR.  Immediately upon Obligor's default under any of
------------------------------
its indebtedness in favor of Caterpillar Financial, Caterpillar Financial may make demand upon Guarantor and Guarantor unconditionally and absolutely agrees to pay the full then unpaid amount of all of Obligor's indebtedness (whether at stated maturity, by required prepayment, declaration, acceleration or otherwise) and/or perform any covenant or agreement hereunder guaranteed. Such payment or payments shall be made immediately following demand by Caterpillar Financial at Caterpillar Financial's offices indicated above.

SECTION  5.  ADDITIONAL  COVENANTS.  Guarantor  further  agrees that Caterpillar
----------------------------------
Financial may, at its sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or to any other party, and without incurring any responsibility to Guarantor or to any other party, and without affecting, impairing or releasing the obligations of Guarantor under this
Guaranty: (a) discharge or release any party (including, but not limited to, Obligor, secondary obligors or Obligor's indebtedness or any co-guarantor under this Guaranty) who is or may be liable to Caterpillar Financial for Obligor's indebtedness; (b) sell at public or private sale, exchange, release, impair, surrender, substitute, realize upon or otherwise deal with, in any manner and in any order and upon such terms and conditions as Caterpillar Financial deems best at its uncontrolled discretion, any leased equipment and/or any collateral listed in the Contract or now or hereafter otherwise directly or indirectly securing repayment of Obligor's indebtedness (all such leased equipment and/or all such collateral shall hereinafter be referred to as the "Equipment"), including without limitation, the purchase of all or any part of such collateral for Caterpillar Financial's own account; (c) change the manner, place or terms of payment and/or available credit (including without limitation increase or decrease in the amount of such payments, available credit or any interest rate adjustments), or change or extend the time of payment of or renew, as often and for such periods as Caterpillar Financial may determine, or alter Obligor's indebtedness or grant any other indulgence to Obligor and/or any secondary obligors of Obligor's indebtedness or any co-guarantor under this Guaranty; (d) settle or compromise Obligor's indebtedness with Obligor and/or any third party or refuse any offer of performance with respect to, or substitutions for, the indebtedness; (e) take or accept any other security or guaranty for any or all of Obligor's indebtedness; and/or (f) enter into, deliver, modify, amend or waive compliance with, any instrument, agreement or arrangement evidencing, securing or otherwise affecting, all or any part of Obligor's indebtedness.

SECTION  6.  NO  RELEASE  OF GUARANTOR.  Guarantor's obligations and liabilities
--------------------------------------
under this Guaranty shall not be released, impaired, reduced or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event, including without limitation any one or more of the following events: (a) death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust) of Obligor (or any person acting on Obligor's behalf) or any Other Obligor or any other defense based on or arising out of the lack of validity or unenforceability of the indebtedness or any agreement or instrument relating thereto or any provisions thereof and/or Obligor's absence or cessation of liability thereunder for any reason, including without limitation, Caterpillar Financial's failure to preserve any right or remedy against Obligor; (b) any change in Obligor's financial condition; (c) partial payment or payments of any amount due and/or outstanding under Obligor's indebtedness; (d) any change in Obligor's management, ownership, identity or business or organizational structure; (e) any payment by Obligor or any other party to Caterpillar Financial that is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or for any reason, Caterpillar Financial is required to fund such payment or pay such amount to Obligor or to any other person; (f) any sale, lease or transfer, whether or not commercially reasonable, of all or any part of Obligor's assets and/or any assignment, transfer or delegation of Obligor's indebtedness to any third party (whereby this Guaranty shall continue to extend to all sums due from or for the account of Obligor and/or the new or substituted legal entity; (g) any failure to perfect any lien or security interest securing the indebtedness or preserve any right, priority or remedy against any Equipment; (h) any interruption, change or cessation of relations between Guarantor and Obligor; (i) any defect in, damage to, destruction of or loss of or interference with possession or use of any Equipment for any reason by Obligor or any other person; (j) any act or omission by Caterpillar Financial which increases the scope of Guarantor's risk, including without limitation, negligent administration of transactions with Obligor; and/or (k) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against Guarantor.

SECTION  7.  WAIVERS  BY  GUARANTOR.  Guarantor  waives,  for  the  benefit  of
-----------------------------------
Caterpillar Financial (which waivers shall survive until this Guaranty is released or terminated in writing by Caterpillar Financial); (a) notice of the acceptance of this Guaranty; (b) notice of the existence, creation or incurrence of new and/or additional debt owing from Obligor to Caterpillar Financial; (c) presentment, protest and demand, and notice of protest, demand, nonpayment, nonperformance and dishonor of any and all agreements, notes or other obligations signed, accepted, endorsed or assigned to or by Caterpillar Financial or agreed to between Obligor and Caterpillar Financial; (d) notice of adverse change in Obligor's financial condition or any other fact which might materially increase the risk of Guarantor; (e) any and all rights in and notices or demands relating to any Equipment, including without limitation, all rights, notices, advertisements or demands relating, whether directly or indirectly, to the foreclosure, sale or other disposition of any or all such Equipment or the manner of such sale or other disposition; (f) any claim, right or remedy which Guarantor may now have or hereafter acquire against the Obligor that arises hereunder and/or from the performance by any Other Obligor including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Caterpillar Financial against the Obligor or any security which Caterpillar Financial now has or hereafter acquires with respect to the Obligor, whether or not such claim, right or remedy arises in equity, under contract (express or implied), by statute, under common law or otherwise; (g) notice of any default by Obligor or any other person obligated in any manner for all or any portion of Obligor's indebtedness and notice of any legal proceedings against such parties; (h) any right of contribution from any Other Obligors; (i) notice and hearing as to any prejudgment remedies; (j) any defense which is premised on an alleged lack of consideration of the obligation undertaken by Guarantor, including without limitation, any defense to the enforcement of this Guaranty based upon the timing of execution of this Guaranty and/or that the Guaranty had been executed after the execution date of any agreements evidencing the indebtedness; (k) all exemptions and homestead laws; (l) any other demands and notices required by law; (m) all setoffs and counterclaims against Caterpillar Financial and/or Obligor; (n) any defense based on the claim that Guarantor's liabilities and obligations exceed or are more burdensome than those of Obligor; (o) any defense which the Obligor may assert or be able to assert on the underlying indebtedness or which may be asserted by Guarantor, including but not limited to (i) breach of warranty, (ii) fraud, (iii) statute of frauds, (iv) infancy, (v) statute of limitations, (vi) lender liability, (vii) accord and satisfaction, (viii) payment and/or (ix) usury.

SECTION  8.  ENFORCEMENT  OF GUARANTOR'S OBLIGATIONS AND LIABILITIES.  Guarantor
--------------------------------------------------------------------
agrees that, should Caterpillar Financial deem it necessary to file an appropriate collection action to enforce Guarantor's obligations and liabilities under this Guaranty, Caterpillar Financial may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect Obligor's indebtedness from Obligor or from any Other Obligor, whether through filing of suit or otherwise, (ii) attempting to exercise any rights Caterpillar Financial may have against any Equipment, whether through re-lease, the filing of an appropriate foreclosure action or otherwise, (iii) including Obligor or any Other Obligor as an additional party defendant in such a collection action against Guarantor, or (iv) pursuing any other remedy in Caterpillar Financial's power or to mitigate damages. If there is more than one guarantor under this Guaranty, each Guarantor additionally agrees that Caterpillar Financial may file an appropriate collection and/or enforcement action against any one or more of them, without impairing the rights of Caterpillar Financial against any other guarantor under this Guaranty

SECTION  9.  CONSTRUCTION.  This  writing  is  intended as a final expression of
-------------------------
this Guaranty agreement and is a complete and exclusive statement of the terms of that agreement, provided however, that the provisions of this Guaranty shall be in addition to the cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous written guaranties or other written agreements by Guarantor (or any one or more of them), in favor of Caterpillar Financial or assigned to Caterpillar Financial by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent Caterpillar Financial from enforcing any and all such other guaranties or agreements in accordance with their respective terms.

SECTION  10.  SUCCESSORS  AND  ASSIGNS  BOUND.  Guarantor's  obligations  and
---------------------------------------------
liabilities under this Guaranty shall be binding upon Guarantor's successors, heirs, legatees, devisees, administrators, executors and assigns. Caterpillar Financial may assign this Guaranty and any and all rights and interests included herein in Caterpillar Financial's sole discretion without notice to Guarantor and the rights and remedies granted to Caterpillar Financial under this Guaranty shall also inure to the benefit of Caterpillar Financial's successors and assigns, as well as to any and all subsequent holder or holders of any of Obligor's indebtedness subject to this Guaranty, without setoff, counterclaim, reduction, recoupment, abatement, deduction or defense based on any claim Guarantor may have against Caterpillar Financial, such successors and assigns or subsequent holders of Obligor's indebtedness. Guarantor shall not assign this Guaranty without the prior written consent of Caterpillar Financial.

SECTION  11.  TERMINATION.  This  Guaranty  is irrevocable and may be terminated
-------------------------
only as to indebtedness created sixty (60) days after actual receipt by Caterpillar Financial of written notice of termination hereof, provided however, that all indebtedness incurred, created or arising pursuant to a commitment of Caterpillar Financial made prior to the effective date of such termination (the "Termination Date") and any extensions, renewals or modifications of such indebtedness (including without limitation loan and/or other commitments) agreed to or instituted by Caterpillar Financial prior to the Termination Date shall not be effected by such termination and shall be deemed to have been incurred prior to termination (irrespective of whether Indebtedness arising thereunder occurs after the Termination Date) and shall be fully covered by this Guaranty. Any termination of this Guaranty shall be ineffective unless upon the Termination Date Guarantor deposits with Caterpillar Financial collateral in the form of cash in an amount not less than the amount of the indebtedness outstanding on the Termination Date. Such cash shall be held by Caterpillar Financial in a separate account and shall be returned to Guarantor upon the full and indefeasible payment of all of the indebtedness.

SECTION  12.  GOVERNING  LAW;  WAIVER OF JURY.  This Guaranty shall be construed
---------------------------------------------
liberally in favor of Caterpillar Financial and shall be governed and construed in accordance with the substantive laws of the State of Tennessee without regard to the conflicts of laws principles thereof. ANY ACTION, SUIT OR PROCEEDING
RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR THE RELATIONSHIP BETWEEN GUARANTOR AND CATERPILLAR FINANCIAL WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. AS SUCH, GUARANTOR HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH ACTION, SUIT OR PROCEEDING. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

SECTION  13.  SEVERABILITY.  If  any  provision  of  this Guaranty is held to be
--------------------------
illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Guaranty shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty in favor of Caterpillar Financial on the day, month and year first written above.


         GUARANTOR HAS READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS
                                OF THIS GUARANTY.

                                                  (Complete Address, Phone, SSN
                                                  if Guarantor is an individual)

Guarantor:  Apollo Gold, Inc.                     Address:______________________

Signature: /s/ R.L. Chapman                       Imlay, NV.
          ------------------------

Name (PRINT):  R.L. Chapman                       Phone:________________________
             ---------------------

Title:  Corporate Vice President                  SSN:__________________________


Guarantor:  Apollo Gold Corp.                    Address:_______________________

Signature: /s/ R.L. Chapman                      Imlay, NV.
           ------------------------

Name (PRINT):  R.L. Chapman                      Phone:_________________________
             ----------------------

Title:  Corporation Vice President               SSN:___________________________